Pricing Supplement No. 57                             Filing Under
                      ----                            Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)
                                                      Registration
 Trade Date:  1/24/97                                 File No.
             --------                                 33-59227


      IKON Capital, Inc. (formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                               Medium Term Notes

CUSIP:  01374QCQ9
      ------------------------------------------------
Principal Amount:  3,000,000                                     Floating Rate Notes:  N/A
                 -------------------------------------                               --------------------------
Interest Rate (if fixed rate): 6.57%                                      Interest Rate Basis:  N/A
                              ------------------------                                        -----------------
Interest Payment Date(s): N/A                                       - Commercial Paper Rate:
                         -----------------------------                                       -----------
    (other than June 15 and December 15)                            - Prime Rate:
Regular Record Date(s): N/A                                                       ----------------------
                       -------------------------------              - LIBOR:
    (other than May 31 and November 30)                                     ----------------------------
                                                                    - Treasury Rate:
                                                                                    --------------------
Stated Maturity:  1/28/00                                           - CD Rate:
                --------------------------------------                        --------------------------
Specified Currency: US Dollars                                      - Federal Funds Rate:
                   -----------------------------------                                   ---------------
Applicable Exchange Rate (if any):  N/A                             - Other:
                                  --------------------                      ----------------------------
      US Dollar $1.00=  N/A
                      --------------------------------           Index Maturity:  N/A
Issue Price (as a percentage of                                                 -------------------------------
         principal amount):  100%                                Spread:  N/A
                           ---------------------------                  ---------------------------------------
Selling Agent:                                                   Spread Multiplier:  N/A
     -Lehman Brothers:                                                             ----------------------------
                      -----------------                          Maximum Interest Rate:  N/A
     -Chase Securities, Inc.:                                                          ------------------------
                             ----------                          Minimum Interest Rate:  N/A
     -Goldman, Sachs & Co.:      X                                                     ------------------------
                            -----------                          Initial Interest Rate:  N/A
     -Merrill Lynch & Co.:                                                             ------------------------
                          -------------                             Interest Reset Date(s)
     -Other:                                                        (if semi-annually or annually):
            ---------------------------
Selling Agent's Commission (%):  .35%                               -------------------------------------------
                               -----------------------                  Third Wednesday of:  N/A
Purchasing Agent:  N/A                                                                     --------------------
                 -------------------------------------                    Interest Reset Date (if weekly,
Purchasing Agent's Discount or                                            monthly, or quarterly):
         Commission (%):  N/A                                                                    --------------
                        ------------------------------           Interest Determination Date(s):  N/A
Type of Sale:                                                                                   ---------------
   As Agent:   X   As Principal:                                 Calculation Date(s):  N/A
             -----              -----                                                --------------------------
Net proceeds to the Company:   2,989,500                         Calculation Agent:  N/A
                            --------------------------                             ----------------------------
Settlement date (original issue date):   1/29/97                 Interest Payment Date(s):  N/A
                                      ----------------                                    ---------------------
Redemption Commencement Date (if any):     N/A                      (other than June 15 and December 15)
                                      ----------------           Regular Record Date(s):  N/A
Redemption Period:  N/A                                                                 -----------------------
                  ------------------------------------              (other than May 31 and November 30)
Exchange Rate Agent:  N/A                                        Interest Reset Period:  N/A
                    ----------------------------------                                 ------------------------
Original Issue Discount Security:
      Yes:        No:  X
          -----      -----
Form:
      Book Entry:  X    Certificated:
                 -----               -----
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Authorized by: O. GORDON BREWER, JR.
              -------------------------------------------------------------